Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS AND SIX MONTHS ENDED JANUARY 31, 2015

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2015.

Revenues from Operations for the three months ended January 31, 2015, amounted to $4,703,900 compared to revenues of $4,139,589 in the comparable 2014 three-month period, while revenues from Operations for the six months ended January 31, 2015, were $9,346,549 compared to revenues of $8,358,353 in the comparable 2014 six-month period.

Net income from Operations for the three months ended January 31, 2015 was $328,913, or $.16 per share, compared to net loss from Operations of ($57,050), or ($.03) per share, in the comparable 2014 three-month period.

Net income from Operations for the six months ended January 31, 2015 was $767,585, or $.38 per share, compared to net income from Operations of $378,974, or $.19 per share, in the comparable 2014 six-month period.

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Dated: March 4, 2015